SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2001

Lynx Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22570	94-3161073

(Commission File No.)	(IRS Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 670-9300

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

Item 5. Other Events.

On May 24, 2001, Lynx Therapeutics, Inc. completed an $11.1 million private placement of common stock and warrants to purchase common stock to seven accredited investors. The private placement included the sale of 1,747,248 newly issued shares of common stock at a purchase price of $6.37 per share and warrants to purchase up to an aggregate of 436,808 shares of common stock at a purchase price of $9.2011 per share. A press release announcing the closing is filed as Exhibit 99.1 hereto. The transaction documents effecting the issuance and sale of the common stock and warrants are filed as Exhibits 10.1, 10.2 and 10.3 hereto.

Item 7. Exhibits.

10.1	Securities Purchase Agreement, dated as of May 24, 2001, by and among Lynx Therapeutics, Inc. and the investors listed therein.

10.2	Registration Rights Agreement, dated as of May 24, 2001, by and among Lynx Therapeutics, Inc. and the investors listed therein.

10.3	Form of Warrant issued by Lynx Therapeutics, Inc. in favor of each investor.

99.1	Press Release, dated May 24, 2001, entitled “Lynx Closes $11 Million Private Equity Financing.”

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LYNX THERAPEUTICS, INC.

Dated: June 1, 2001	By:	/s/ Edward C. Albini

Edward C. Albini Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

10.1	Securities Purchase Agreement, dated as of May 24, 2001, by and among Lynx Therapeutics, Inc. and the investors listed therein.

10.2	Registration Rights Agreement, dated as of May 24, 2001, by and among Lynx Therapeutics, Inc. and the investors listed therein.

10.3	Form of Warrant issued by Lynx Therapeutics, Inc. in favor of each investor.

99.1	Press Release, dated May 24, 2001, entitled “Lynx Closes $11 Million Private Equity Financing.”